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                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF DEWEY BALLANTINE]



                                March 14, 1997



Cheniere Energy, Inc.
Two Allen Center
1200 Street, Suite 1710
Houston, Texas  77002-4312

Ladies and Gentlemen:


       We have acted as counsel to Cheniere Energy, Inc., a Delaware corporation (the "Company"), in connection with the Company's preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the registration of the resale of 839,639 shares of issued and outstanding common stock of the Company, par value $0.003 per share (the "Common Stock").

       In connection with this opinion, we have examined originals or copies (including facsimile copies) of such agreements, documents, records and instruments as we have deemed appropriate for the purposes of rendering this opinion. As to factual matters, we have relied solely upon, and assumed the accuracy, completeness and genuineness of, certificates of officers of the Company, certificates of public officials, and oral and written representations made to us by officers and other representatives of the Company. We have made no independent investigation of any of the facts stated in any such certificate or representation. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents.

       Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion as of the date hereof that:

       1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.
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       2.  The shares of the Common Stock to be registered pursuant to the
Registration Statement have been duly authorized by the Company, and are validly issued, fully paid and nonassessable.

       We are members of the bar of the State of New York and we express no opinion as to matters governed by the laws of any other jurisdiction other than the federal laws of the United States of America and the Delaware General Corporation Law.

       We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our name in the prospectus constituting a part of such Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                           Very truly yours,

                           DEWEY BALLANTINE